Exhibit 3.1
EASTMAN CHEMICAL COMPANY
AMENDED AND RESTATED BYLAWS
SECTION I
Capital Stock
Section 1.1.        Certificates. Every holder of stock in Eastman Chemical Company (the “Corporation”) shall be entitled to have a certificate signed by or in the name of any two officers of the Corporation, each of whom is an authorized officer for this purpose, certifying the number of shares in the Corporation owned by such holder. Any or all of the signatures on the certificate may be an electronic signature. In case any officer, transfer agent, or registrar who has signed or whose signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 1.2.        Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.
Section 1.3.        Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.
Section 1.4.        Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by the Corporation, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation or any transfer agent or registrar against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.
Section 1.5.        Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.
Section 1.6.        Record Date. The Board of Directors may fix in advance a future date, not exceeding sixty (60) days (nor, in the case of a stockholders meeting, less than ten (10) days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment or recess thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment or recess thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no such record date is fixed, the record date for determining stockholders for any such purpose other than stockholders’ meetings shall be at 5:00 p.m. Eastern Time (“Close of Business”) on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION II
Meetings of Stockholders
Section 2.1.        Annual. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on a date and at the time and place, if any, within or without the State of Delaware, as determined by the Board of Directors. The Board of Directors may, at any time prior to the holding of an annual meeting of stockholders, postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall be held solely by means of remote communication, or in addition to a physical meeting, in a manner consistent with the Delaware General Corporation Law.
Section 2.2.        Special.
(a) Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors (i) pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office or (ii) upon the timely request in proper written form of the holders of at least twenty-five percent (25%) of the outstanding voting stock of the Corporation (the “Requisite Percentage”) in accordance with the requirements set forth in these Bylaws (a “Special Meeting Request”). Special meetings may be held at any place, if any, within or without the State of Delaware, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the Delaware General Corporation Law. The Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board of Directors for any reason. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the special meeting, shall be the matter or matters described in the notice of the meeting given by the Board of Directors. Notwithstanding any other provision of these Bylaws to the contrary, in the case of a Requested Special Meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to this Section 2.2.
(b) No stockholder may submit a Special Meeting Request unless a stockholder of record (the “Meeting Proponent”) has first submitted a written request that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to submit a Special Meeting Request, which request shall be in proper written form and delivered to the Secretary of the Corporation at the principal office of the Corporation. To be in proper written form, such request shall: (i) bear the signature and the date of signature by the stockholder(s) of record submitting such request and set forth the name and address of such stockholder as they appear in the Corporation’s books; (ii) include (A) a reasonably brief description of the purpose or purposes of the requested special meeting (the “Requested Special Meeting”) and the business proposed to be conducted at the Requested Special Meeting (the “Proposed Business”), the reasons for conducting the Proposed Business at the Requested Special Meeting and any material interest in the Proposed Business of each Meeting Proponent (as defined below) and (B) a reasonably detailed description of all agreements, arrangements, understandings and relationships (I) between or among any of the Meeting Proponents or (II) between or among any

Meeting Proponent and any other person or entity (including their names) in connection with the Special Meeting Request or the Proposed Business; and (iii) as to each Meeting Proponent, the information described in Section 2.7(c)(iii) substituting “Meeting Proponent” in all places where “Proponent” appears in such Section.
(c) Within ten (10) days after the Corporation receives a request to fix a Requested Record Date in compliance with this Section 2.2, the Board of Directors shall adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to submit a Special Meeting Request, which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. If no resolution fixing a Requested Record Date has been adopted by the Board of Directors within ten (10) days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received by the Secretary. Notwithstanding anything in this Section 2.2 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that any Special Meeting Request that would be submitted following such Requested Record Date could not comply with the requirements set forth in this Section 2.2.
(d) Without qualification, a Requested Special Meeting shall not be called unless one (1) or more stockholders owning the Requisite Percentage timely provide one (1) or more requests to call such special meeting in proper written form to the Secretary at the principal executive office of the Corporation not later than sixty (60) days following the Requested Record Date. To be in proper written form, a Special Meeting Request shall (i) bear the signature and the date of signature by stockholders submitting such request and (ii) set forth and include: (A) the name and address of such stockholder as they appear in the Corporation’s books; (B) a reasonably brief description of the purpose or purposes of the Requested Special Meeting and the Proposed Business, (C) the reasons for conducting the Proposed Business at the Requested Special Meeting, and (D) unless such stockholder is a Solicited Stockholder (as defined below), as to each item of business proposed to be conducted at the Requested Special Meeting, each person whom the Meeting Proponent proposes to nominate for election to the Board of Directors at the Requested Special Meeting, if applicable, and as to each Meeting Proponent, the information required to be set forth in a notice under Section 2.7(c) of these Bylaws as if the business or nomination were to be considered at an annual meeting of stockholders, except for the purposes of this Section 2.2, the term “Meeting Proponent” shall be substituted in all places where “Proponent” appears in such Section 2.7(c) and in the definitions set forth in Section 2.7(f)(vi) (including the definition of “Stockholder Associated Person”). The Meeting Proponent shall comply with the requirements of Section 2.7(d). The information required under this Section 2.2(d) shall be updated and corrected by such Meeting Proponent as described under Section 2.7(f)(i) through (iv). In addition to the requirements of this Section 2.2, each Meeting Proponent shall comply with all requirements of applicable law, including all requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) with respect to any request to fix a Requested Record Date or Special Meeting Request. For purposes hereof, the term “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act by way of a solicitation statement filed with the U.S. Securities and Exchange Commission under the Exchange Act.
(e) Any stockholder may revoke any Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result (after giving effect to all revocations) is that stockholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary: (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Requested Special Meeting, or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting.
(f) Except as permitted in Section 2.2(a), the only business that may be conducted at the Requested Special Meeting shall be the business proposed in the Special Meeting Request and any business proposed by the Board of Directors. The Special Meeting Request shall be delivered personally or sent by registered mail to the Secretary of the Corporation at its principal executive offices. The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.2, (ii) relates to an item of business proposed to be transacted at the Requested Special Meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, or (iv) otherwise does not comply with applicable law. If the Board of Directors determines that the Special Meeting Request complies with the certificate of incorporation of the Corporation (including the terms of any certificate of designation with respect to any series of preferred stock), as amended and restated from time to time (the “Certificate of Incorporation”) and the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, subject to Section 2.2(e), within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.2 from stockholders holding the Requisite Percentage, the Board of Directors shall take all necessary actions to call the Requested Special Meeting, including sending notice of a special meeting for the purpose set forth in the Special Meeting Request in accordance with Section 2.3 of these Bylaws. The Board of Directors shall determine the date for such Requested Special Meeting, which date shall be not later than ninety (90) days following the date on which valid Special Meeting Requests from stockholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked), and the record date(s) for stockholders entitled to notice of and to vote at such Requested Special Meeting.
Section 2.3.        Notice. The Board of Directors shall give notice of each meeting of stockholders in writing, electronically to such stockholders as have consented to the receipt of such notice by electronic means, or by any such other means permitted by the Delaware General Corporation Law. Such notice shall state the date, time, place, if any, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary not less than ten (10) days nor more than sixty (60) days before such meeting (unless a different time is specified by law, the Certificate of Incorporation or these Bylaws) to every stockholder entitled by law to notice of such meeting.
Section 2.4.        List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be available for examination of any stockholder, for any purpose germane to the meeting, either on a reasonably accessible electronic network or, during normal business hours, at the Corporation’s principal place of business, for a period of ten days ending on the day before the meeting date. In the event that such list is to be made available on an electronic network, the notice of meeting given under Section 2.3 hereof shall provide the information required to gain access to such list.
Section 2.5.        Quorum; Adjournment and Recess. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws. For the avoidance of doubt, abstentions and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting may adjourn or recess the meeting at any time, without notice other than announcement at the meeting, whether or not there is such a quorum. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with Section 2.3 hereof. At any such adjourned or recessed meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.
Section 2.6.        Organization and Procedure. (a) The Chair of the Board or, if the Chair of the Board is not available, the Lead Director (as defined below), or, if the Lead Director is not available, such other director or officer of the Corporation designated by a majority of the directors, will call meetings of the stockholders to order and will act as the chair of the meeting thereof. The Board of Directors and the chair of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including, without limitation, (i) establishing an agenda or order of business for the meeting; (ii) restricting entry to the meeting after it has commenced, (iii) maintaining order and the safety of those in attendance, (iv) opening and closing the polls for voting, (v) dismissing business or proposals not properly submitted, (vi) limiting the time allowed for discussion of the business of the meeting, (vii) restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, (viii) ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the chair of the meeting, in their sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting, (ix) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting and (x) prescribing any rules, regulations, or procedures as the chair of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary, the chair of the meeting may appoint a secretary of the meeting.
(b)    The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting will be made by the chair of the meeting. If the chair of the meeting determines that any business is not properly brought before such meeting, they will so declare at the meeting, and any such business will not be conducted or considered.
Section 2.7.        Stockholder Nominations and Proposals.
(a) Annual Meetings of Stockholders. At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors and any other proposal for a stockholder vote on any other business must be (i) specified in the notice of meeting (or any supplement thereto) given by the Board of Directors in accordance with these Bylaws, (ii) brought before the meeting by the chair of the meeting or by or at the direction of the Board of Directors, (iii) a director nomination properly brought before the meeting pursuant to Section 2.8 of these Bylaws, or (iv) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with these Bylaws and applicable law who (A) is a stockholder of record at the time of the notice provided for in this Section 2.7 through the date of such annual meeting, (B) is entitled to vote at such annual meeting, and (C) complies with the notice procedures set forth in this Section 2.7, these Bylaws and applicable law. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), at an annual meeting of stockholders.
(b) Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before the annual meeting by a stockholder pursuant to Section 2.7(a)(iv) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice shall be delivered to the Secretary at the principal executive office of the Corporation no earlier than the Close of Business one-hundred twenty (120) days and not later than the Close of Business ninety (90) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders, provided that in the event that the date of the annual meeting is more than thirty (30) days before or sixty (60) days after its anniversary date, such notice must be so delivered not later than the Close of Business on the later of: (i) ninety (90) days prior to such annual meeting, and (ii) ten (10) days following the day on which a Public Disclosure (as defined below) of the annual meeting date is first made. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.
(c) Form of Notice.
(i) To be in proper written form, such notice of any stockholder of record giving notice under this Section 2.7 (a “Proponent”) must set forth with particularity: as to each person whom such Proponent proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(A) the name, age, business address and residential address of such Proposed Nominee;
(B) the principal occupation and employment of such Proposed Nominee;
(C) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Proponent shall request in writing from the Secretary and which the Secretary shall provide to such Proponent within ten (10) days after receiving such request);
(D) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Proponent shall request in writing from the Secretary and which the Secretary shall provide to such Proponent within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting

Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;
(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Proponent or any Stockholder Associated Person (as defined below) (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates (as defined below) has with any Proponent or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Proponent and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(F) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
(G) any direct or indirect interests of such Proposed Nominee in any contract with the Corporation, its affiliates, or principal competitors (in each case, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);
(H) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Proposed Nominee is, or is reasonably expected to be made, a party or material participant involving the Corporation;
(I) the date(s) of first contact between the Proponent or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the Corporation or, to the knowledge of the Proposed Nominee, any of its officers, directors, or employees or any affiliate of the Corporation; and
(J) all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Proponent or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);
(ii) as to any other business that such Proponent proposes to bring before the meeting:
(A)a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(B) the text of the proposal (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the language of the proposed amendment); and
(C) all other information relating thereto that would be required to be disclosed in a proxy statement or other filing required to be made by such Proponent or any Stockholder Associated Person in connection with solicitations of proxies or consents for the proposed business pursuant to the Proxy Rules;
(iii) as to such Proponent and each Stockholder Associated Person:
(A) the names and addresses of such Proponent and each Stockholder Associated Person as they appear on the Corporation’s books (if they so appear);
(B) the class or series, if any, number of shares of the Corporation that are, directly or indirectly, beneficially owned by each Proponent (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which the shares were acquired and the investment intent of such acquisition;
(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Proponent or any Stockholder Associated Person and any pledge by such Proponent or any Stockholder Associated Person with respect to any of such securities;
(D) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Proponent or any Stockholder Associated Person with respect to securities of the Corporation, regardless of whether such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Proponent or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any Affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) thereof, or in the proposed business or nomination(s) to be brought before the meeting by such Proponent, other than an interest arising from the ownership of Corporation securities where such Proponent or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Proponent and any of the Stockholder Associated Persons or (II) between or among such Proponent or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proponent or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);
(G) any rights to dividends on the shares of the Corporation beneficially owned by such Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proponent (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I) any direct or indirect interest (other than solely as a result of security ownership) of such Proponent or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation) any Stockholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(J) any direct or indirect equity interest or any agreements with any principal competitor of the Corporation (for the purposes of this Section 2.7, “principal competitor” shall mean any entity that develops or provides products or services that compete with or are alternatives to the principal products developed or produced or services provided by the Corporation or its affiliates, a list of which shall be maintained by the Corporation and provided to a stockholder of record within 5 business days of receiving such request therefor);

(K) a representation that (I) neither such Proponent nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto, and (II) such Proponent and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state and federal law and the Exchange Act with respect to the matters set forth in this Section 2.7;
(L) a description of the investment strategy or objective, if any, of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation);
(M) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proponent or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Proponent or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;
(N) a certification that such Proponent and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Proponent’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is a stockholder of the Corporation; and
(O) all other information relating to such Proponent or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proponent or any Stockholder Associated Person in support of the business proposed by such Proponent, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules;
provided, however, that the disclosures described in the foregoing subclauses (A) through (N) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Proponent solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”);
(iv) a representation that the Proponent intends to appear or cause a Qualified Representative (as defined below) of such Proponent to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Proponent (or a Qualified Representative of such Proponent) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(v) a description of any pending or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Proponent or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation), any current or former officer, director or Affiliate of the Corporation;
(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the Corporation) to have provided financial support to the nomination(s) or other business proposal(s) submitted by such Proponent and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(vii) a representation from such Proponent as to whether such Proponent or any Stockholder Associated Person intends or is part of a group (as used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 2.7, the Corporation may require any Proponent to furnish such other information as the Corporation may reasonably require to determine what would reasonably be expected to be material to a reasonable stockholder’s understanding of (i) any item of business proposed by such Proponent under this Section 2.7, (ii) the solicitation of proxies from the Corporation’s stockholders by such Proponent (or any Stockholder Associated Person), or (iii) as the Corporation may reasonably require to determine the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of the Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Proponent within ten (10) days after it has been requested by the Corporation.
(e) Special Meetings of Stockholders. At a special meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), (ii) pursuant to Section 2.8 of these Bylaws or (iii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by a stockholder of the Corporation who is (A) a stockholder of record at the time of the notice provided in this Section 2.7(e) through the date of such special meeting, (B) is entitled to vote at such special meeting upon such election, and (C) complies with the notice procedures set forth in this

Section 2.7. In addition to any other applicable requirements, for nominations to be properly brought before the special meeting by a stockholder pursuant to clause (iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice shall be delivered to the Secretary at the principal executive office of the Corporation no earlier than the Close of Business one-hundred twenty (120) days and not later than the Close of Business on the later of: (i) ninety (90) days prior to such special meeting, and (ii) ten (10) days following the day on which Public Disclosure of the special meeting date is first made. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 2.7(c) above, and such stockholder and any Proposed Nominee shall comply with Section 2.7(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.
(f) General.
(i)No person shall be eligible for election as a director of the Corporation unless the person is qualified under Section 3.1 of these Bylaws and nominated by a stockholder in accordance with the procedures set forth in this Section 2.7 or by the Board of Directors. No business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a stockholder in accordance with the procedures set forth in Section 2.2, this Section 2.7 or by the Board of Directors. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.2 or Section 2.7, as applicable. Except as otherwise provided by law, the Board of Directors or the chair of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these Bylaws, and if the Board of Directors or the chair of the meeting at any stockholders’ meeting determines that a nomination or other business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws or is otherwise not in accordance with applicable law, they shall so declare to the meeting, and the defective nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.7, unless otherwise required by law, if the Proponent (or a Qualified Representative of the Proponent) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii)A Proponent shall update such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7 shall be true and correct in all material respects (i) as of the record date for the meeting, and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such supplement and update shall (A) be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than (x) the Close of Business five (5) business days after the record date for the meeting (in the case of the supplement and update required to be made as of the record date) and (y) the Close of Business seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the supplement and update required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof)), (B) be made only to the extent that information has changed since such Proponent’s prior submission, and (C) clearly identify the information that has changed in any material respect since such Proponent’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.7(f)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.7 and shall not extend the time period for the delivery of notice pursuant to this Section 2.7. If a Proponent fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.7.
(iii)If any information submitted pursuant to this Section 2.7 by any Proponent nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.7. Any such, Proponent shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.7 (including if any Proponent or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.7(c)(vii)(A)) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Proponent. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Proponent shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Proponent pursuant to this Section 2.7 and (B) a written affirmation of any information submitted by such Proponent pursuant to this Section 2.7 as of an earlier date. If a Proponent fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.7.

(iv)Notwithstanding anything herein to the contrary, if (A) any Proponent or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Proponent or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Proponent or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proponent or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), and (2) no other Proponent or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange, and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Proponent or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Proponent shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(v)In addition to the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of state law and federal law, including the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to persons nominated by stockholders for election to the Board of Directors or any other proposal for a stockholder vote on any other business pursuant to this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(vi)For purposes of these Bylaws, (A) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (D) a “Qualified Representative” of a Proponent means (I) a duly authorized officer, manager or partner of such Proponent, or (II) a person authorized by a writing executed by such Proponent (or a reliable reproduction or electronic transmission of the writing) delivered by such Proponent to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Proponent as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (E) “Stockholder Associated Person” shall mean, with respect to a Proponent and if different from such Proponent, any beneficial owner of shares of stock of the Corporation on whose behalf such Proponent is providing notice of any nomination or other business proposed, (I) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Proponent or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (II) any Affiliate or Associate of such Proponent (other than any Proponent that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proponent or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Proponent (other than a Proponent that is an Exempt Party), and (V) any Proposed Nominee.
Section 2.8.        Inclusion of Director Nominations by Stockholders in the Corporation’s Proxy Materials.
(a)    Subject to the terms and conditions set forth in these Bylaws (including the provisions of Section 2.7 concerning persons nominated by stockholders for election to the Board of Directors) and applicable law, the Corporation shall include in its proxy statement and form of proxy (hereinafter, the “proxy materials”) for an annual meeting of stockholders for the election of directors, in addition to the persons selected and recommended for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Proxy Access Stockholder Nominee”) to the Board of Directors by one or more stockholders that satisfies the notice, ownership and other requirements of this Section 2.8 (such person or group who nominates a Proxy Access Stockholder Nominee, the “Eligible Stockholder”).
(b)    To nominate a Proxy Access Stockholder Nominee, the Eligible Stockholder must provide a written notice that expressly elects to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.8 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive office of the Corporation in proper written form not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first distributed to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within thirty (30) days before or seventy (70) days after the first anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting was held in the preceding year, such Notice of Proxy Access Nomination must be delivered by the later of the tenth day following the day the Public Disclosure of the date of the annual meeting is first made and the date which is one hundred twenty (120) days prior to the date of the annual meeting (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall the adjournment or postponement of an annual meeting of stockholders (or any Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination. In addition to other requirements set forth in this Section 2.8, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).
(c)    For purposes of this Section 2.8, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Proxy Access Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). Nothing in this Section 2.8 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Proxy Access Stockholder Nominee.
(d)    The maximum number of Proxy Access Stockholder Nominees (including Proxy Access Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.8 but either are subsequently withdrawn or that the Board of Directors decides to select and recommend as Board of Director nominees under Section 2.7 of these Bylaws) that may appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty percent (20%) of the number of directors in office as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below twenty percent (20%) (the “Permitted Number”) but not less than one; provided, however, that the Permitted Number shall be reduced by the number of such director candidates for which the Corporation shall have received one or more valid notices that a stockholder (other than an Eligible Stockholder) intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.7 of these Bylaws; provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.8 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with preference provided based on the number (largest to smallest) of shares owned by each Eligible Stockholder pursuant to this Section 2.8. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(e)    An Eligible Stockholder is one or more stockholders who owns and has owned continuously, or are acting on behalf of one or more beneficial owners who own and have owned (as defined below) continuously, for at least three (3) years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least three percent (3%) of the voting power entitled to vote generally in the election of directors (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more funds that are (i) under common management and investment control or (ii) under common management and funded primarily by a single employer (such funds together under each of (i) or (ii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2.8(e), and treated as one person for the purpose of determining ownership in Section 2.8(f), provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.8. No stockholder or beneficial holder may be a member of more than one group constituting an Eligible Stockholder under this Section 2.8.
(f)    For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) that a person has sold in any transaction that has not been settled or closed, (B) that a person has borrowed or purchased pursuant to an agreement to resell or (C) subject to any Derivative Instrument, in any such case which Derivative Instrument has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of any such shares, or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period in which shares have been loaned if the person claiming ownership has the power to recall such loaned shares on three (3) business days’ notice, and the person recalls the loaned shares within three (3) business days of being notified that its Proxy Access Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable annual meeting, and the person holds the recalled shares through such annual meeting. Ownership of shares shall be deemed to continue during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. For purposes of this Section 2.8, the determination of the extent of “ownership” of shares shall be made in good faith by the Board of Directors. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 2.8.
(g)    No later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary at the principal executive office of the Corporation: (i) all of the information required pursuant to Section 2.7(c) as if the Notice of Proxy Access Nomination was a notice; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five (5) business days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (iii) the written consent of each Proxy Access Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and (iv) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act. In addition, no later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) must provide to the Secretary a signed and written (i) representation of the Eligible Stockholder that such Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Proxy Access Stockholder Nominee, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Corporation, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.8; (ii) in the case of a nomination by a group of stockholders that together constitutes an Eligible Stockholder, designation by all such group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (iii) undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Stockholder Nominee pursuant to this Section 2.8, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either (i) under common management and investment control or (ii) under common management and funded primarily by a single employer.
(h)    The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.8 is provided, a written statement for inclusion in the Corporation’s proxy materials for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Proxy Access Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.8, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i)    No later than the Final Proxy Access Nomination Date, each Proxy Access Stockholder Nominee must: (i) provide to the Secretary all of the consents, representations, and agreements required pursuant to Section 2.7(c) as if the Proxy Access Stockholder Nominee was a nominee; (ii) submit to the Secretary all completed and signed questionnaires required of the Corporation’s directors and nominees for election to the Board of Directors within five (5) business days of receipt of each such questionnaire from the Corporation; and (iii) provide to the Secretary within five (5) business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) such Proxy Access Stockholder Nominee’s status as to “independence”, including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed), any applicable rules of the Securities and Exchange Commission and the Corporation’s Corporate Governance Guidelines, (B) if such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and (C) if such Proxy Access Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K of the Exchange Act or any successor provision. In the event that any information or communications provided by the Eligible Stockholder or the Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.
(j)    Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of the Proxy Access Stockholder Nominee’s election, will be ineligible to be a Proxy Access Stockholder Nominee pursuant to this Section 2.8 for the next two annual meetings of stockholders. Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.8 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Proxy Access Stockholder Nominee. Any Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) whose Proxy Access Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Proxy Access Stockholder Nominee for the following two (2) annual meetings of stockholders other than the nomination of such previously elected Proxy Access Stockholder Nominee.
(k)    The Corporation shall not be required to include, pursuant to this Section 2.8, a Proxy Access Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) if the Proxy Access Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Proxy Access Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder

Nominee(s) or a nominee of the Board of Directors; (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (iv) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vii) whose then-current or within the preceding ten (10) years’ business or personal interests place such Proxy Access Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the Delaware General Corporation Law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (ix) if such Proxy Access Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof; (x) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) and the Proxy Access Stockholder Nominee do not appear at the applicable annual meeting of stockholders to present the Proxy Access Stockholder Nominee for election; (xi) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Proxy Access Stockholder Nominee otherwise breaches or fails to comply with or the Board of Directors determines it has breached its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 2.8; (xii) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting; or (xiii) upon a determination by the Board of Directors or any committee thereof that (A) the information provided pursuant to this Section 2.8 to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (B) such individual, or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.8. For the purpose of this paragraph, clauses (iii) through (xiii) will result in the exclusion from the proxy materials pursuant to this Section 2.8 of the specific Proxy Access Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Proxy Access Stockholder Nominee; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this Section 2.8 of all Proxy Access

Stockholder Nominees from the applicable annual meeting of Stockholders, or, if the proxy statement already has been filed, the ineligibility of all Proxy Access Stockholder Nominees.
This Section 2.8 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials, except to the extent required by Rule 14a-19 under the Exchange Act.
Section 2.9.        Voting. Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation or by the Delaware General Corporation Law, each stockholder shall be entitled to one vote, in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy, for each share held of record by such stockholder who is entitled to vote generally in the election of directors. Each stockholder voting by proxy shall grant such authority in writing, by electronic or telephonic transmission or communication, or by any such other means permitted by the Delaware General Corporation Law. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card or other proxy-soliciting material bearing a color other than white, which shall be reserved for exclusive use by the Corporation. Except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these Bylaws, all matters submitted to a vote of stockholders, including the election of directors, shall be decided by a majority of the votes cast on the matter. In a Contested Election, however, directors shall be elected by a plurality of the votes cast on the election of directors (instead of by votes cast “for” or “against” a nominee).
For purposes of these Bylaws, a “Contested Election” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.7 of these Bylaws, and (ii) such nomination notice has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors. For purposes of these Bylaws, votes cast shall include only votes cast “for” or “against” the matter or nominee, as applicable. Abstentions shall not be counted as votes cast and shall have no effect on the outcome of the vote. In an election of directors, votes to withhold authority shall not be counted as votes cast “for” any nominee and shall have no effect on the outcome of either a contested election or uncontested election.
If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender their resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale for the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders their resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to their resignation. If such incumbent director’s resignation is not accepted by the

Board of Directors, such director shall continue to serve until the next annual meeting of stockholders at which such director’s term expires and until their successor is duly elected, or their earlier resignation and removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Delaware General Corporation Law and the Certificate of Incorporation and these Bylaws of the Corporation.
Section 2.10.    Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Corporation as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

SECTION III
Board of Directors
Section 3.1.        Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors constituting the Board of Directors shall be as authorized from time to time exclusively by a vote of a majority of the members of the Board of Directors then in office. A person who is not serving as a director shall not be eligible for nomination, appointment, or election if such person has or will have reached age seventy-five (75) on the date of their appointment or election, and any director reaching the age of seventy-five (75) during any term of office shall continue to be qualified to serve as a director only until the next annual meeting of stockholders following their seventy-fifth (75th) birthday. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.
Section 3.2.        Resignation. A director may resign at any time by giving notice, in writing, by electronic transmission or by any other means permitted by the Delaware General Corporation Law, to the Corporation at its principal executive office or to the Chair of the Board, the Chief Executive Officer or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.
Section 3.3.        Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination in accordance with the requirements of Section 3.5 hereof. Unless otherwise determined by the Board of Directors, the locations of the regular meetings of the Board of Directors shall be in Kingsport, Tennessee. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.
Section 3.4.        Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board or the Lead Director. Special meetings of the non-employee, independent directors may be called by the Lead Director. Special meetings of the Board of Directors or of the non-employee, independent directors also may be called at the request in writing of one-third of the members of the Board of Directors then in office.
Section 3.5.        Notice of Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at their designated address at least six (6) days before the meeting; or sent by overnight courier to each director at their designated address at least two (2) days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing (including email), to each director, as applicable, at least twenty-four (24) hours before the meeting (or fewer than twenty-four (24) hours if the Chair of the Board or the Lead Director determines that it is necessary or advisable for the Board of Directors to hold a special meeting sooner); provided, however, that if less than five (5) days’ notice is provided and one-third (1/3) of the members of the Board of Directors then in office, or one-third (1/3) of the number of non-employee, independent directors (in the case of a meeting of such directors) object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five (5) days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.5. The notice of the special meeting shall state the general purpose of the meeting, with no other routine business conducted at the special meeting without such matter being stated in the notice.
Section 3.6.        Place of Meetings. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.
Section 3.7.        Telephonic Meeting and Participation. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
Section 3.8.        Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, the non-employee, independent directors, or of any committee thereof, may be taken without a meeting if all members of the Board, the non-employee, independent directors, or of such committee, as the case may be, consent thereto in writing, by electronic transmission, or by any other means permitted by the Delaware General Corporation Law, and the writing or writings or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmissions, are filed with the minutes of proceedings of the Board or committee.
Section 3.9.        Quorum and Adjournment. A majority of the directors then holding office, or a majority of non-employee, independent directors then in office, for purposes of a meeting of such directors, shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, or of the non-employee, independent directors, as the case may be. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors, or of the non-employee, independent directors, as the case may be (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.
Section 3.10.    Organization. The Chair of the Board, or, in the absence of the Chair of the Board, the Lead Director, or in the absence of the Lead Director, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.
Section 3.11.    Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine.
Section 3.12.    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless they vote against or abstain from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

SECTION IV
Chair, Lead Director, and Committees of the Board of Directors
Section 4.1.        Chair. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors, designate a member of the Board of Directors to serve as Chair. The Chair of the Board may also be the Chief Executive Officer, or other officer of the Corporation, and shall have such powers and perform such duties as may be provided for herein, and as may be incident to the office and as may be assigned by the Board of Directors.
Section 4.2.        Lead Director. If the Chair is the Chief Executive Officer or other officer or employee of the Corporation or is not an independent director (as determined by the Board of Directors), the non-employee, independent directors, by resolution passed by a majority of the non-employee, independent members of the Board of Directors, shall designate a non-employee, independent member of the Board of Directors to serve as lead director (the “Lead Director”). The Lead Director shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the non-employee, independent members of Board of Directors.
Section 4.3.        Committees. The Board of Directors shall, by resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, if any, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
SECTION V
Officers
Section 5.1.        Designation. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Chief Accounting Officer (or, if there is no Chief Accounting Officer, a Controller), and a Secretary, and such other officers as the Board of Directors may elect or appoint, or provide for the appointment of, as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same persons.
Section 5.2.        Election Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified.

Section 5.3.        Resignation. Any officer may resign at any time by giving written notice or electronic transmission to the Corporation at its principal executive office or to the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.
Section 5.4.        Removal. Any officer may be removed at any time with or without cause by affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.
Section 5.5.        Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.
Section 5.6.        Chief Executive Officer. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.
Section 5.7.        Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity, and assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs, and shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors.
Section 5.8.        Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.
Section 5.9.        Chief Accounting Officer and Controller. The Chief Accounting Officer (or the Controller, if there is no Chief Accounting Officer) shall serve as principal accounting officer of the Corporation, having the custody and operation of the accounting books and records of the Corporation (with the Controller, if there is a separate Controller), and shall perform all acts incident to the position of Controller, subject to the control of the Board of Directors.
Section 5.10.    Secretary. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary (or any Assistant Secretary) is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.
Section 5.11.    Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors or the appropriate committee thereof may determine. The Board of Directors may delegate its authority to determine compensation (other than that of the Chief Executive Officer) to designated officers of the Corporation.
Section 5.12.    Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer or other officers or employees or agents, in any such case as the Board of Directors may direct or authorize.
Section 5.13.    Mechanical Endorsements. The Chief Executive Officer, the Secretary, or other authorized officers may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.
SECTION VI
Indemnification
Section 6.1.        Indemnification Provisions in Certificate of Incorporation. The provisions of this Section VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Sections 7.2 and 7.3 thereof. To the extent that this Section VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VII shall have the same meaning in this Section VI.
Section 6.2.        Indemnification of Employees. The Corporation shall indemnify and advance expenses to its employees to the same extent as to its directors and officers, as set forth in the Certificate of Incorporation and in this Section VI.
Section 6.3.        Undertakings for Advances of Expenses. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an “advancement of expenses”) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.
Section 6.4.        Claims for Indemnification. If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.
Section 6.5.        Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 6.6.        Severability. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.
SECTION VII
Miscellaneous
Section 7.1.        Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.
Section 7.2.        Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 7.3.        Voting of Stock Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the Secretary, any Vice President or such officers, employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.
Section 7.4.        General Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws (including any provision within a single section, paragraph or sentence) is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
SECTION VIII
Amendment of Bylaws
Section 8.1.        Power to Amend. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, subject to these Bylaws, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described in reasonable detail in the notice of such meeting, or (ii) at any meeting of the Board of Directors, provided in all events that no amendment to any Bylaw that conflicts or varies with, or frustrates the purposes or effect of, any provision of the Certificate of Incorporation or other provisions of these Bylaws may be adopted (including, without limitation, any Bylaw the purpose or effect of which is to require approvals of matters by supermajority vote of the Board of Directors or a committee) without amendment of such provision of the Certificate of Incorporation or other provision of the Bylaws in accordance with applicable law and, to the extent otherwise applicable, these Bylaws.
Section 8.2.        Approval of Amendments. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, these Bylaws may not be amended, supplemented, or repealed by the stockholders, and no provision inconsistent in intent, operation, or effect therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the votes cast with respect to adoption, supplementing, or repeal of these Bylaws.
SECTION IX
Adjudication of Disputes
Section 9.1.        Exclusive Forum. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (2) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, stockholder or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising or asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or any provision of the Certificate of Incorporation or these Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws; provided, however, that the provisions of this Section 9.1 will not apply to claims brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section IX.
Amended and Restated October 16, 2026.
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